                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              TWINLAB CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               [TWINLAB(R) LOGO]

                                 APRIL 24, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Twinlab Corporation to be held at 12:00 noon on Tuesday, May 20, 2003, at the Media Center located at 150 Motor Parkway, Hauppauge, New York.

     We hope that you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the Annual Meeting or not, we urge you to sign, date and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the Annual Meeting.

     The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

     The Directors and Officers of the Company look forward to meeting with you.

                                          Sincerely,

                                          /s/ ROSS BLECHMAN
                                          ROSS BLECHMAN
                                          Chairman of the Board

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (631) 467-3140
                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 20, 2003

To the Holders of Our Common Stock:

     The 2003 Annual Meeting of Stockholders (the "Annual Meeting") of TWINLAB CORPORATION (the "Company") will be held at the Media Center located at 150 Motor Parkway, Hauppauge, New York, on May 20, 2003 at 12:00 noon, local time, for the following purposes:

     1. To elect seven directors to the Board of Directors.

     2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 2003.

     3. To transact such other business as may properly come before the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 24, 2003, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof (the "Record Date"). Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 2002 Annual Report to Stockholders is being mailed with this Notice and Proxy Statement on or about April 24, 2003 to all stockholders of record on the Record Date.

                                          By Order of the Board of Directors,

                                          -s- Joseph J. Conklin
                                          JOSEPH J. CONKLIN, ESQ.
                                          Secretary

Hauppauge, New York
April 24, 2003

                                   IMPORTANT

        Stockholders are requested to DATE, SIGN and MAIL the enclosed proxy.
                A postage paid envelope is provided for mailing.

                              TWINLAB CORPORATION
                               150 MOTOR PARKWAY
                           HAUPPAUGE, NEW YORK 11788
                                 (631) 467-3140
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 20, 2003

     This proxy statement (the "Proxy Statement") is furnished by the board of directors (the "Board of Directors" or the "Board") of TWINLAB CORPORATION, a Delaware corporation (the "Company" or "Twin"), in connection with the Company's 2003 annual meeting of stockholders (the "Annual Meeting") to be held on May 20, 2003. The proxy materials are being mailed on or about April 24, 2003 to the Company's common stockholders (the "Stockholders") of record at the close of business on March 24, 2003 (the "Record Date"). As of the Record Date, there were 29,222,106 shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date, or (iii) sending a written notice of revocation to the Company's Secretary. The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of Common Stock. In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company has also retained ADP Proxy Services, Inc. to aid in the distribution of the proxy materials at an estimated cost not to exceed $2,000 plus reimbursement of reasonable out-of-pocket expenses.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted (i) FOR the election of the nominees for directors named herein, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and (iii) with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxy holders.

     Election as a director requires a plurality of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. For the other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld shall be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. The inspectors of election will treat broker non-votes as shares that are unvoted and not present on such proposals, thus having no effect on the outcome of such proposals.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the number of directors shall be fixed from time to time by resolution duly adopted by the Board of Directors. The Company's directors hold office until their successors are duly elected or appointed and qualified or until their earlier death, disqualification, resignation or removal.

     At the Annual Meeting, seven individuals will be elected as directors whose terms will expire upon the due election and qualification of their successors at the 2004 Annual Meeting of Stockholders. Seven of the Company's current directors have been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The following table provides certain information as of March 31, 2003, about each of the Company's nominees for director. Brian Blechman, Dean Blechman, Neil Blechman, Ross Blechman and Steve Blechman are brothers (the "Blechman Brothers").

                                                                                                DIRECTOR
NAME                                   AGE              POSITIONS WITH THE COMPANY               SINCE
----                                   ---              --------------------------              --------
Ross Blechman........................  49    Chairman of the Board, Chief Executive Officer,
                                               President and Director                             1996
Brian Blechman.......................  52    Director                                             1996
Dean Blechman........................  45    Director                                             1996
Neil Blechman........................  52    Director                                             1996
Steve Blechman.......................  49    Director                                             1996
Stephen L. Welling...................  49    Vice President, General Manager -- Key Specialty     1997
                                               Accounts and Director
William U. Westerfield...............  71    Director                                             1999

     The business experience, principal occupation, employment and certain other information concerning each nominee is set forth below.

     Ross Blechman became Chairman of the Board, Chief Executive Officer, President and Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1974 and served as Vice President, Operations prior to May 7, 1996. Mr. Blechman is Chairman of the Board, President, Chief Executive Officer and a Director of Twin, and an executive officer and director of various subsidiaries of Twin.

     Brian Blechman became a Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1972 and served as Vice President, Purchasing & Quality Control through May 7, 1996 and as an Executive Vice President, responsible for purchasing, plant operations, quality control and real estate matters through November 8, 2002. Effective November 8, 2002, Mr. Blechman retired as an executive officer of Twin, and as an executive officer and director of various subsidiaries of Twin.

     Dean Blechman became a Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1979 and served as Vice President, Sales through May 7, 1996 and as an Executive Vice President, responsible for sales and distribution, through December 31, 2001. Effective December 31, 2001, Mr. Blechman resigned as an executive officer of Twin, and as an executive officer and director of various subsidiaries of Twin. Mr. Blechman currently serves as Chairman and Chief Executive Officer of DBI, LLC, a private wealth management consulting firm.

     Neil Blechman became a Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1972 and served as Vice President, Marketing & Advertising through May 7, 1996 and as an Executive Vice President, responsible for marketing and advertising activities, trade shows and public relations through November 8, 2002. Effective November 8, 2002, Mr. Blechman retired as an executive officer of Twin, and as an executive officer and director of various subsidiaries of Twin.

     Steve Blechman became a Director of the Company on May 7, 1996. Mr. Blechman joined Twin Laboratories, Inc. in 1974 and served as Vice President, Product Development & Marketing through May 7, 1996 and as an Executive Vice President through May 31, 2001. He was involved in product development, marketing and the operations of Advanced Research Press, Inc., formerly a wholly-owned subsidiary of the Company ("ARP"). On June 1, 2001, Mr. Blechman resigned as an executive officer of Twin and as an executive officer and director of various subsidiaries of Twin. Mr. Blechman currently serves as President and Chief Executive Officer of ARP, a publisher of fitness and bodybuilding magazines.

     Stephen L. Welling became Vice President, General Manager -- Key Specialty Accounts of the Company in January 2003. Mr. Welling was previously President of the Direct-to-Consumer Channel from December 2000 to January 2003, President of Retail Sales from February 2000 to December 2000 and President of the Health and Natural Food Store Division of Twin Laboratories Inc. from March 1999 to February 2000. Prior thereto, he was President of the Nature's Herb's division of Twin Laboratories Inc. from May 1996 to March 1999. Mr. Welling joined Natur-Pharma Inc. in 1977 as the controller and served as President of Natur-Pharma Inc. prior to May 7, 1996. Prior to his promotion to President, Mr. Welling served as Vice President of Operations of Natur-Pharma Inc. with responsibility for manufacturing, personnel, quality management, legal affairs and finance. Mr. Welling was elected to the Board of Directors of the Company in September 1997. Mr. Welling is also a director of the National Nutritional Foods Association, a leading trade organization of the industry's retailers, distributors, suppliers and manufacturers.

     William U. Westerfield became a Director of the Company on July 23, 1999. Mr. Westerfield is a Director and Audit Committee Chairman of Gymboree Corporation and of West Marine, Inc. Mr. Westerfield retired as an Audit Partner of Price Waterhouse (now PricewaterhouseCoopers) in 1992, a firm he joined in 1956. In addition to serving on boards and audit committees Mr. Westerfield also serves as a consultant in auditing disputes.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has an Audit Committee, Compensation Committee, Stock Option Committee and Nominating Committee. In 2002, the Board of Directors met 6 times and acted by unanimous written consent on 2 occasions. In addition, the Compensation Committee met 3 times, the Audit Committee met 5 times, and the Stock Option Committee met 1 time.

     The Audit Committee reviews the Company's auditing, accounting, financial reporting and internal control functions, the results and scope of annual audits and other services provided by the Company's independent auditors and is responsible for the selection of independent auditors. In 2002, the Audit Committee was comprised of William U. Westerfield, John G. Danhakl and Leonard Schutzman.

     The Compensation Committee oversees the salaries, bonuses and other forms of compensation for executives of the Company and such other employees of the Company as assigned thereto by the Board. In 2002, the Compensation Committee was comprised of John G. Danhakl and Jonathan D. Sokoloff.

     The Stock Option Committee was created by the Board of Directors in June 1999. The Stock Option Committee supervises and administers the Company's stock option plans and makes determinations with respect to the grants of options. In 2002, the Stock Option Committee was comprised of Jonathan D. Sokoloff and John
G. Danhakl.

     The Board of Directors of the Company created a Nominating Committee in March 2001. The Nominating Committee in 2002 was comprised of Ross Blechman, Brian Blechman and John G. Danhakl. The Nominating Committee reviews, approves and recommends the nomination of directors to the Board of Directors. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the General Counsel's Office at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, New York 11788.

     In 2002, each director, other than John G. Danhakl, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such person served.

DIRECTOR COMPENSATION

     Directors who are employees of or are subject to non-competition agreements with the Company receive no compensation for serving on the Board of Directors. The Company has adopted a program with respect to the compensation payable to non-employee, independent directors. Pursuant to this program, each non-employee director of the Company is paid an annual retainer as described below and a fee of $1,000 for each meeting of the Board of Directors attended. In addition, each committee member receives $1,500 and each committee chairman receives $2,500 for each committee meeting attended. Commencing in 2002, each member of the Audit Committee is also paid an annual retainer of $3,000 and the Audit Committee Chairman is paid an annual retainer of $5,000. The Board of Directors annual retainer is comprised of $15,000 cash, restricted stock valued at $5,000 and options to purchase 2,500 shares of Common Stock. The restricted stock and stock options are issued under the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors. Pursuant to the Twinlab Corporation Deferred Compensation Plan for Outside Directors, non-employee directors can elect each year to defer receipt of any part or all of the cash portion of the retainer and convert such deferred compensation into shares of "Phantom Stock" based on the fair market value of the Company's Common Stock. Each share of Phantom Stock entitles the participant to receive, in cash, the value of a share of Common Stock when he ceases to be a director. There were no shares of Phantom Stock issued in 2002. In addition, non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 2002, the Company's Compensation Committee consisted of John G. Danhakl and Jonathan D. Sokoloff.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's equity securities registered pursuant to Section 12 of the Exchange Act to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "SEC"). Copies of these reports are also required to be supplied to the Company.

     The Company believes, based solely on a review of the copies of such reports received by the Company, that all applicable Section 16(a) reporting requirements were complied with during the fiscal year ended December 31, 2002.

     As for the fiscal year ended December 31, 2000: Ross Blechman, Neil Blechman, Steve Blechman, John Bolt (the Company's former Chief Financial Officer) and Stephen L. Welling did not timely file Form 5's reporting one transaction; William Westerfield did not timely file a Form 5 reporting four transactions; and

Jonathan D. Sokoloff and John G. Danhakl did not timely file a Form 5 reporting three transactions. The Company filed these Form 5's with the SEC on February 13, 2002.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     The executive officers of the Company as of the date of this Proxy Statement, together with information regarding the business experience of such officers, are identified below. Information regarding the business experience of Ross Blechman and Stephen L. Welling is set forth above under the heading "Information Concerning Directors and Nominees."

NAME                              AGE                    POSITIONS WITH THE COMPANY
----                              ---                    --------------------------
Ross Blechman...................  49    Chairman of the Board, Chief Executive Officer and President
Joseph Sinicropi................  49    Chief Operating Officer and Chief Financial Officer
Stephen L. Welling..............  49    Vice President, General Manager -- Key Specialty Accounts
Brian Richmond..................  54    Vice President, Operations
David Cohen.....................  42    Vice President, Marketing

     Joseph Sinicropi became the Chief Financial Officer of the Company in August 2001 and Chief Operating Officer in January 2003. Mr. Sinicropi is responsible for the financial management and operations of the Company. Mr. Sinicropi has over 16 years of financial experience, which includes over six years with SI Corporation ("SI") (formerly Synthetic Industries Inc.). Mr. Sinicropi joined Synthetic Industries Inc. in 1995 as Chief Accounting Officer. He was named Chief Financial Officer and Secretary in February 1996 and elected to SI's Board of Directors in 2001. Prior to joining SI, Mr. Sinicropi was a senior audit manager in the international accounting firm of Deloitte & Touche LLP from 1985 to 1995.

     Brian Richmond became Vice President, Operations of the Company in January 2000. Mr. Richmond is responsible for purchasing, plant operations and quality control for the Company. Mr. Richmond has over thirty years of manufacturing experience. Prior to joining the Company, Mr. Richmond was responsible for the operations of 10 manufacturing plants in North America as Director, Manufacturing, Nutrition and Cosmetics for BASF Corporation from 1995 to January 2000. Mr. Richmond was Vice President of Boots Pharmaceuticals from 1989 to 1995.

     David Cohen became Vice President, Marketing of the Company in May 2001. Mr. Cohen is responsible for marketing and advertising activities, new product development and public relations for the Company. Mr. Cohen has over 17 years of advertising and marketing experience. Prior to joining the Company, Mr. Cohen served as Senior Vice President of Supplyforce.com Inc. from January 2000 to December 2000. He also served as category director for Unilever's Chesebrough-Ponds division from 1992 to May 1997 and as Vice President, Global Marketing -- Skin Care, Consumer Products Worldwide for Johnson & Johnson from June 1997 to January 2000.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation earned, whether paid or deferred, by the Company's Chief Executive Officer, its other four most highly compensated executive officers and two former Executive Vice Presidents (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the years ended December 31, 2000, 2001 and 2002.

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                       ANNUAL COMPENSATION             SECURITIES
NAME AND PRINCIPAL            -------------------------------------    UNDERLYING        ALL OTHER
POSITION               YEAR   SALARY($)   BONUS($)(A)(B)   OTHER($)    OPTIONS(#)    COMPENSATION($)(G)
------------------     ----   ---------   --------------   --------   ------------   ------------------
Ross Blechman........  2002   $550,000       $     0       $ 25,196(c)        --          $ 52,740
  Chairman of the      2001    550,000             0         33,427(c)        --             1,365
  Board, President     2000    550,000             0         45,345(c)   100,000             1,365
  and Chief Executive
  Officer

Joseph Sinicropi.....  2002   $373,269       $     0       $      0      100,000          $      0
  Chief Operating      2001     98,077        62,500        100,000(d)   150,000                 0
  Officer and Chief    2000          0             0              0           --                 0
  Financial Officer

Stephen L. Welling...  2002   $225,000       $25,000       $ 14,400(e)    30,000          $      0
  Vice President,      2001    271,900             0          8,400(e)    20,000                 0
  General Manager      2000    271,900             0         10,249(e)    50,000                 0
  Key Specialty
  Accounts

Brian Richmond.......  2002   $232,875       $     0       $      0       75,000          $      0
  Vice President,      2001    232,876             0          2,123(f)    20,000                 0
  Operations           2000    208,423             0        100,000(f)    50,000                 0

David Cohen..........  2002   $225,000       $     0       $      0       75,000          $      0
  Vice President,      2001    138,462             0         20,000(f)    75,000                 0
  Marketing            2000          0             0              0           --                 0

Brian Blechman.......  2002   $415,385       $     0       $ 18,442(c)        --          $104,958
  Former Executive     2001    450,000             0         18,507(c)        --             1,660
  Vice President       2000    450,000             0         20,090(c)        --             1,660
  and Treasurer(h)

Neil Blechman........  2002   $415,385       $     0       $ 26,625(c)        --          $104,958
  Former Executive     2001    450,000             0         23,178(c)        --             1,660
  Vice President(h)    2000    450,000             0         30,842(c)    75,000             1,660

---------------
(a) A description of the Company's bonus arrangements is contained below under the heading "Report of the Compensation Committee of the Board of Directors on Executive Compensation."

(b) In December 2000, Ross Blechman, Brian Blechman and Neil Blechman each reimbursed the Company $117,400 and Mr. Welling reimbursed the Company $77,864, relating to their respective 1998 bonuses.

(c) Includes (i) payment of premiums for executive medical insurance policies;
    (ii) matching contributions under Twin's 401(k) plan; (iii) automobile allowances; and (iv) payment of premiums for Twin's cafeteria benefits program.

(d) Represents an employee loan issued at date of employment. Such amount is to be forgiven if Mr. Sinicropi remains employed by the Company for a period of two years.

(e) Includes (i) matching contributions under Twin's 401(k) plan and (ii) automobile allowances.

(f) Represents sign-on/relocation bonuses issued at date of employment and matching contributions under Twin's 401(k) plan for Brian Richmond for fiscal year 2001.

(g) For fiscal years 2000 and 2001 represents the payment of premiums for term life insurance policies and for fiscal year 2002 represents (i) the payment of premiums for term life insurance policies for Ross Blechman, Brian Blechman and Neil Blechman of $1,365, $1,660 and $1,660, respectively, (ii) compensation of $51,923 for each of Brian Blechman and Neil Blechman pursuant to their retirement and non-competition agreements; and (iii) compensation totaling $51,375 for each of Ross Blechman, Brian Blechman and Neil Blechman for becoming an obligor, together with Dean Blechman and Steve Blechman (collectively, the "Guarantors") under a $15 million letter of credit to support the Company's obligations under a revolving credit facility. In consideration for providing the letter of credit, the Company agreed effective April 1, 2002 to pay each Guarantor an annual fee of $75,000 and 75,000 shares of common stock, payable in quarterly installments, for the duration of the two-year period that the letter of credit remains outstanding. Each Guarantor in fiscal year 2002 was paid $37,500 and received 37,500 shares of common stock valued at $13,875.

(h) Brian Blechman and Neil Blechman retired as Executive Vice Presidents effective November 8, 2002.

STOCK OPTION GRANTS IN FISCAL 2002

     Set forth below is information with respect to options granted to the Named Executive Officers in the Summary Compensation Table during the 2002 fiscal year.

                                            INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                       -----------------------------------------------------------    AT ASSUMED ANNUAL RATES
                        NUMBER OF                                                          OF STOCK PRICE
                       SECURITIES    % OF TOTAL OPTIONS                               APPRECIATION FOR OPTION
                       UNDERLYING        GRANTED TO       EXERCISE OR                           TERM
                         OPTIONS        EMPLOYEES IN      BASE PRICE    EXPIRATION   --------------------------
NAME                   GRANTED(#)       FISCAL YEAR        ($/SHARE)       DATE          5%             10%
----                   -----------   ------------------   -----------   ----------   ----------      ----------
Joseph Sinicropi.....    100,000            12.1%            $0.33      7/23/2012     $20,754         $52,594
Stephen L. Welling...     30,000             3.6              0.33      7/23/2012       6,226          15,778
Brian Richmond.......     75,000             9.1              0.33      7/23/2012      15,565          39,445
David Cohen..........     75,000             9.1              0.33      7/23/2012      15,565          39,445

OPTION EXERCISES IN FISCAL 2002 AND FISCAL YEAR END VALUES

     Set forth below is information with respect to options exercised by the Named Executive Officers in the Summary Compensation Table during the 2002 fiscal year, and the number and value of unexercised stock options held by the Named Executive Officers at the end of the 2002 fiscal year.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                                        OPTIONS HELD AT             MONEY OPTIONS AT FISCAL
                         SHARES                         FISCAL YEAR-END                   YEAR-END(1)
                       ACQUIRED ON     VALUE      ----------------------------    ----------------------------
NAME                   EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                   -----------    --------    -----------    -------------    -----------    -------------
Ross Blechman........       0            $0         40,000           60,000           $0              $0
Joseph Sinicropi.....       0             0         36,667          213,333            0               0
Stephen L. Welling...       0             0         87,001           85,999            0               0
Brian Richmond.......       0             0         32,001          112,999            0               0
David Cohen..........       0             0         25,000          125,000            0               0

---------------
(1) Based on the difference between the exercise price of the options and the closing price of the Company's Common Stock on the last trading day prior to the Company's fiscal year ended December 31, 2002 ($0.10). At such date, all unexercisable options were not in-the-money.

EQUITY COMPENSATION PLAN INFORMATION

     The following table summarizes information about the Company's compensation plans as of December 31, 2002. All outstanding awards relate to the Company's common stock.

                                                                                              (C)
                                         (A)                                         NUMBER OF SECURITIES
                                 NUMBER OF SECURITIES             (B)               REMAINING AVAILABLE FOR
                                  TO BE ISSUED UPON         WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                     EXERCISE OF           EXERCISE PRICE OF       EQUITY COMPENSATION PLANS
                                 OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS(#)   WARRANTS AND RIGHTS($)   REFLECTED IN COLUMN (A))(#)
-------------                   ----------------------   ----------------------   ---------------------------
Equity compensation plans/
  arrangements approved by
  securityholders.............        2,185,481(1)               $4.27(1)                  4,393,679
Equity compensation plans/
  arrangements not approved by
  securityholders.............                0                      0                             0

---------------
(1) Consists of stock options outstanding under the Twinlab Corporation 1996, 1998 and 2000 Stock Incentive Plans and the Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors (the "Outside Directors Plan"). Does not include 14,182 shares of restricted stock that have been awarded under the Outside Directors Plan.

EMPLOYMENT AGREEMENTS

     As of January 1, 2000, the Company entered into employment agreements with each of the Blechman Brothers other than Brian Blechman. As of January 1, 2001, the Company also entered into an employment agreement with Brian Blechman (collectively the "Blechman Employment Agreements"). The Blechman Employment Agreements superceded, in all respects, the employment agreements entered into between the Blechman Brothers and the Company dated May 7, 1996 and any amendments thereto. The Blechman Employment Agreements provided for each of the Blechman Brothers to be employed through January 2003 and each agreement was renewable for successive additional two-year periods at the end of the initial three-year term and at the end of each successive two-year renewal term, unless either party provided written notice to the other of a decision not to renew. Brian Blechman, Neil Blechman, Steve Blechman and Dean Blechman, each an Executive Vice President, each received a base salary rate of $450,000 per annum during the term, and Ross Blechman, the Chief Executive Officer, President and Chairman of the Board, received a base salary rate of $550,000 per annum during the term of the respective Blechman Employment Agreements. The Blechman Employment Agreements between Dean Blechman and the Company, and between Steve Blechman and the Company, were terminated during 2001 and the Blechman Employment Agreements between Brian Blechman and the Company, and between Neil Blechman and the Company, were terminated during 2002. See "Retirement and Non-Competition Agreements" below.

     As of January 1, 2002, the Company entered into an employment letter with Stephen L. Welling providing an annual base salary rate of $225,000. The letter agreement, which contains no employment term, superceded in all respects the employment agreement entered into between Stephen L. Welling and the Company dated May 7, 1999 and any amendments thereto. In addition to the base salary, Mr. Welling receives other benefits and perquisites and is eligible to receive a cash bonus each year of up to 100% of his base salary in accordance with the Company's Management Incentive Bonus Plan and is eligible to receive options to purchase the Company's Common Stock in accordance with the Company's stock options plans. The letter agreement also provides that in the event Mr. Welling is terminated for any reason other than cause, voluntary resignation, death, or disability (as those terms are defined in the letter), the Company will be obligated to pay Mr. Welling severance equal to his base salary at the time of termination for a period of twelve months following termination. However, the severance payments will either (i) cease at the time Mr. Welling obtains other employment; or (ii) be pro-rated if such other employment provides for compensation at less than 65% of the annual base salary contemplated by the letter agreement. Mr. Welling would also receive a bonus for the calendar year during which such a termination occurs on a pro rated basis through the last day of his employment for such calendar year. Insurance benefits are to be paid for up to twelve months following an involuntary termination (except in the event of "cause") unless other employment is made prior to such time. As of January 1, 2002, the Company and Mr. Welling also entered into a Confidentiality, Non-Compete, No Solicitation, And Employment-At-Will Agreement, which provides, among other things, that during Mr. Welling's employment with the Company and for a period of one year thereafter, Mr. Welling will not be associated directly or indirectly with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein). Mr. Welling's arrangement with the Company also provides that if within one year after a Change of Control (as defined in the letter agreement) in the ownership of the Company, Mr. Welling is terminated without cause or resigns for Good Reason (as defined in the letter agreement), Mr. Welling will be entitled to receive severance equal to one year of his then current base salary as well as his bonus for the calendar year during which such a termination occurs on a pro rated basis through the last day of his employment for such calendar year. In addition, the Company will be obligated to provide all insurance benefits coverage received by Mr. Welling or his dependents for one year thereafter. In addition, in the event of a Change of Control, the Company will be obligated to provide for acceleration of the vesting of stock options granted to Mr. Welling.

     As of March 1, 2003, the Company entered into an employment agreement with Ross Blechman (the "Ross Blechman Employment Agreement") which supercedes, in all material respects, all prior employment agreements between the Company and Mr. Blechman. The Ross Blechman Employment Agreement ends on December 31, 2004, subject to automatic renewal terms of one year each in the event written notice of non-renewal is not provided by either party prior to 90 days of the end of the initial term or any renewal term. Mr. Blechman's base salary pursuant to the agreement is $300,000 per annum, to be reviewed annually based upon performance criteria established by the Compensation Committee of the Board. During the term, Mr. Blechman, who is to serve as Chief Executive Officer, President and Chairman of the Board of the Company, is eligible for a bonus of up to 200% of his base salary, based upon performance criteria established by the Compensation Committee. Upon termination of the Ross Blechman Employment Agreement (or non-renewal), Mr. Blechman agrees he shall not, directly or indirectly, be associated with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein) for a period of thirty-six months (twenty four months in the event of a voluntary resignation). In consideration for the agreement not to be associated with a Competing Business, the Company agrees to (1) to pay Mr. Blechman for a period of thirty-six months following the last day of employment with the Company (twenty four months in the event of a voluntary resignation) at an annualized salary rate of $550,000 (the "Non-Compete Benefit"); and (2) arrange for Mr. Blechman to receive the Company's medical, dental and prescription drug insurance benefits to the extent authorized by the Company's medical benefits plans during the non-compete period. These benefits shall not be paid in the event of a termination for "Cause" (as defined in the agreement).

     In the event there is an Acquisition of Control (as defined in the Agreement) of the Company and, at any time within two years thereafter, Ross Blechman's employment is terminated without cause, or he resigns for "Other Reasons" (as defined in the Agreement), Mr. Blechman shall be entitled to the Non-Compete Benefit paid over a period of two years, plus reimbursement of COBRA payments for eighteen months. In the event of a termination of the Ross Blechman Employment Agreement, the term of the agreement shall be deemed to have expired and the Company's sole material financial obligation to Mr. Blechman shall be the payment of the Non-Compete Benefit and related insurance payments.

RETIREMENT AND NON-COMPETITION AGREEMENTS

     Brian Blechman retired as an executive officer of the Company and as a director and executive officer of various subsidiaries of the Company effective November 8, 2002 pursuant to an agreement (the "Brian Blechman Agreement") with the Company. Brian Blechman continues to serve as a Director of the Company's Board of Directors. The Brian Blechman Agreement, among other things, terminated, except as otherwise indicated therein, the Blechman Employment Agreement, dated as of January 1, 2001, by and between Brian Blechman and the Company described above and provides that, for a period of three years following his last day of employment with the Company, Mr. Blechman shall not directly or indirectly be associated with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein). In consideration for the agreement not to compete, the Company agreed (1) to pay Mr. Blechman for a period of thirty-six months following the last day of employment with the Company the base salary being paid to Mr. Blechman immediately preceding his last day of employment; and (2) to arrange for Mr. Blechman to continue to receive the Company's medical, dental, and prescription drug insurance benefits to the extent authorized by the Company's medical benefits plans and on the same terms and conditions as are provided to general employees of the Company.

     Neil Blechman retired as an executive officer of the Company and as a director and executive officer of various subsidiaries of the Company effective November 8, 2002 pursuant to an agreement (the "Neil Blechman Agreement") with the Company. Neil Blechman continues to serve as a Director of the Company's Board of Directors. The Neil Blechman Agreement, among other things, terminated, except as otherwise indicated therein, the Blechman Employment Agreement, dated as of January 1, 2000, by and between Neil Blechman and the Company described above and provides that, for a period of three years following his last day of employment with the Company, Mr. Blechman shall not directly or indirectly be associated with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein). In consideration for the agreement not to compete, the Company agreed (1) to pay Mr. Blechman for a period of thirty-six months following his last day of employment with the Company the base salary being paid to Mr. Blechman immediately preceding the last day of employment; and (2) to arrange for Mr. Blechman to continue to receive the Company's medical, dental, and prescription drug insurance benefits to the extent authorized by the Company's medical benefits plans and on the same terms and conditions as are provided to general employees of the Company.

     Dean Blechman resigned as an executive officer of the Company and as a director and executive officer of various subsidiaries of the Company effective December 31, 2001 pursuant to an agreement (the "Dean Blechman Agreement") with the Company. Dean Blechman continues to serve as a Director of the Company's Board of Directors. The Dean Blechman Agreement, among other things, terminates, except as otherwise indicated therein, the Blechman Employment Agreement, dated as of January 1, 2000, by and between Dean Blechman and the Company described above and provides that, for a period of three years following his last day of employment with the Company, Mr. Blechman shall not directly or indirectly be associated with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein). In consideration for the agreement not to compete, the Company agreed (1) to pay Mr. Blechman for a period of thirty-six months following the last day of employment with the Company the base salary being paid to Mr. Blechman immediately preceding the last day of employment; and (2) to arrange for Mr. Blechman to continue to receive the Company's medical, dental, and prescription drug insurance benefits to the extent authorized by the Company's medical benefits plans and on the same terms and conditions as are provided to general employees of the Company.

     Steve Blechman resigned as an executive officer of the Company and as a director and executive officer of various subsidiaries of the Company effective June 1, 2001 pursuant to an agreement (the "Steve Blechman Agreement") with the Company. Steve Blechman continues to serve as a Director of the Company's Board of Directors. The Steve Blechman Agreement, among other things, provides for the termination, except as otherwise indicated therein, of the Blechman Employment Agreement dated as of January 1, 2000 by and between Steve Blechman and the Company described above, as well as the sale by the Company of its subsidiary, ARP, to Steve Blechman for one million dollars. The Steve Blechman Agreement provides that for a period of two years following his last day of employment with the Company, Mr. Blechman shall not directly or indirectly be associated with any Competing Business (as defined therein) or take part in any solicitation activities (as provided therein). In consideration for the agreement not to compete, the Company agreed for a period of twenty-four months following Mr. Blechman's last day of employment with the Company (1) to pay the base salary being paid to Mr. Blechman immediately preceding the last day of employment and (2) to arrange for Mr. Blechman's medical coverage on the terms and conditions comparable to those generally provided to the Company's employees as of the date of the Steve Blechman Agreement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Scope of Committee's Work. The Compensation Committee reviews and approves the compensation of executives of the Company and such other employees of the Company as assigned thereto by the Board and makes recommendations to the Board with respect to standards for setting compensation levels. In 2002, the Compensation Committee consisted of John G. Danhakl and Jonathan D. Sokoloff. The Compensation Committee adopted the Report on Executive Compensation set forth below.

     The Board of Directors of the Company created a Stock Option Committee in June 1999. The Stock Option Committee supervises and administers the Company's stock option plans and makes determinations with respect to the grant of stock options.

     Report on Executive Compensation. The Company's executive compensation for fiscal 2002 consisted of two primary components: base salary and eligibility to receive a bonus and/or options. The level of base salary for Ross Blechman, Brian Blechman, and Neil Blechman was established in such officer's Employment Agreement and such officer's bonus was established pursuant to the Twinlab Corporation Management Incentive Bonus Plan ("Bonus Plan") as approved by the Stockholders at the Company's 2000 annual meeting. The base salaries of Messrs. Welling, Sinicropi, Richmond and Cohen were established pursuant to agreements entered into by Twin with each of them in connection with each executive's employment with the Company. Messrs. Welling, Sinicropi, Richmond and Cohen were eligible to receive bonuses pursuant to the Bonus Plan. See "Employment Agreements."

     The salary and bonus components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments; (iii) aligning the interests of management with those of the Company's stockholders; and (iv) relating executive compensation to the achievement of Company goals and the Company's financial performance.

     Base Salary. The base salary of each of the Executive Officers in fiscal 2002 was paid in accordance with the terms of their respective employment agreements or arrangements.

     Bonuses. The Compensation Committee believes that the awarding of annual bonuses provides an incentive and reward for short-term financial success and long-term Company growth. The bonus component of the Employment Agreements is intended to link compensation in significant part to the Company's financial performance and the attainment of Company goals. Neither Ross Blechman, Brian Blechman or Neil Blechman were entitled to receive a bonus in 2002 pursuant to the goals set forth under the Bonus Plan. Mr. Welling received a bonus of $25,000 based upon the individual performance component of the Bonus Plan in fiscal year 2002. None of Messrs. Sinicropi, Richmond or Cohen received a bonus in fiscal year 2002. Bonuses for the Executive Officers and other officers in respect of fiscal year 2003 will be determined in accordance with the Bonus Plan.

     Severance and Retention Plan. Over the past year, the Company has been restructuring its business through cost reductions, process and procedural enhancements and a focus on core competencies. The Company recognizes the significant commitment, dedication and effort required to accomplish these goals. To ensure the continuity of key management, the Company has developed a severance protection and retention program for selected officers and executives of the Company.

     Officers and senior management level employees are generally entitled to severance payments if their employment is terminated by the Company for reasons other than for "Cause" (as defined in the offer letters to such employees). The nature of any such payment is generally dependent on job position, salary and length of service. Pursuant to the terms of his employment offer upon joining the Company, Mr. Sinicropi is entitled to a severance payout of his base salary for one year following a termination that is not for Cause. The severance payment for Messrs. Richmond and Cohen, among others, is 6 months of base salary, if their employment is terminated by the Company for any reason other than Cause.

     In addition, the Company has chosen to provide enhanced severance coverage for those officers and senior executives who would be most likely affected by a Change of Control in the ownership of the Company.

To ensure that Messrs. Sinicropi, Richmond and Cohen, among others, would remain with the Company through any transition following an Acquisition of Control, the Company has agreed they shall have the right to receive two times their agreed upon severance payments, immediate vesting of all options and certain insurance payments, if their employment is terminated, or they resign for "Good Reason" in conjunction with or within two years of an Acquisition of Control of the Company. "Acquisition of Control" is generally defined in their respective agreements as a change in the majority ownership of the Company's outstanding securities.

     In addition to the above, in April 2003, a special retention award plan was established by the Company and approved by the Compensation Committee. The special retention award plan was developed to ensure the continued employment of Messrs. Sinicropi, Richmond and Cohen, among others, to and beyond December 31, 2004. Under the plan, each of Messrs. Sinicropi, Richmond and Cohen, would be eligible to receive a cash payment equal to a percentage of their respective base pay, provided they remain employed by the Company as of certain dates. Payments would be made in May 2003 and March 2004, assuming continued employment with the Company (or in the event of involuntary termination without Cause). In the event either of Messrs. Sinicropi, Richmond or Cohen, among others, resigns from the Company prior to December 31, 2004, a portion of the retention payment would be required to be repaid. Total payments under these arrangements, which range from 29% to 38% of respective annual base salaries, would not exceed $625,000 in total.

     Stock Incentive Plans. The Twinlab Corporation 1996 Stock Incentive Plan (the "1996 Plan") provides for the issuance of a total of up to 400,000 authorized and unissued shares of the Company's Common Stock as awards in the form of (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock and (v) performance shares. No individuals who are directors of the Company (including the Blechman Brothers) are eligible to receive awards under the 1996 Plan. Prior to the consummation of the Company's initial public offering in 1996 (the "IPO"), Stephen L. Welling was awarded 8,000 non-qualified stock options under the 1996 Plan, such options having an exercise price equal to $12.00, the IPO price. No awards were issued under the 1996 Plan in 2002.

     The Twinlab Corporation 1998 Stock Incentive Plan (the "1998 Plan") provides for the issuance of a total of up to 1,642,712 authorized and unissued shares of the Company's Common Stock in the form of: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock based awards. Awards may be made to such officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries as the Stock Option Committee shall in its discretion select. No awards were issued under the 1998 Plan in 2002.

     The Twinlab Corporation 1999 Stock Incentive Plan for Outside Directors (the "1999 Plan") provides for the grant of up 65,000 shares of the Company's Common Stock in the form of (i) non-qualified stock options and (ii) restricted shares of Common Stock. Awards are granted each year as of the day following the date of the Company's annual meeting to all eligible participants in the 1999 Plan, which includes members of the Board of Directors of the Company who are not employees of the Company or its subsidiaries. In 2002, eligible directors of the Company were awarded non-qualified stock options to purchase an aggregate of 10,000 shares of Common Stock at an exercise price of $0.57 per share. Such options become exercisable over three years from the date of grant at the rate of 33 1/3% of the grant each year. In 2002, eligible directors of the Company received $5,000 in lieu of restricted shares of Common Stock.

     The Twinlab Corporation 2000 Stock Incentive Plan (the "2000 Plan") provides for the issuance of a total of up to 4,500,000 authorized and unissued shares of the Company's Common Stock in the form of: (i) incentive stock options, (ii) non-qualified stock options, (iii) limited stock appreciation rights, (iv) tandem stock appreciation rights, (v) stand-alone stock appreciation rights, (vi) shares of restricted stock, (vii) shares of phantom stock, (viii) stock bonuses, (ix) cash bonuses, (x) dividend equivalent rights and, (xi) other types of stock-based awards. Awards may be made to such officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries as the Stock Option Committee shall in its discretion select. In 2002, certain employees of the Company were awarded non-qualified stock options under the 2000 plan to purchase an aggregate of 828,000 shares of Common Stock at an exercise price of $0.33 per share. Such options become exercisable over three years from the date of grant at the rate of 33 1/3% of the grant each year.

     401(K) Plan. The Company maintains the Twin Laboratories Inc. 401(k) Plan (the "401(k) Plan"). Eligible employees, including executive officers of the Company and Twin, may contribute up to 15% of their annual compensation to the 401(k) Plan, subject to certain limitations. The Company did not make any matching contributions during 2002.

     Compensation of the Chief Executive Officer. The compensation of Mr. Ross Blechman, the Company's President and Chief Executive Officer, like that of the other Executive Officers, primarily consists of base salary and bonus components. In 2002, pursuant to the terms of his employment agreement, Ross Blechman earned a base salary of $550,000 and did not receive a bonus pursuant to the Bonus Plan. In addition, Mr. Blechman received certain other customary perquisites and benefits. As of March 24, 2003, Ross Blechman beneficially owned 1,786,347 shares, or 6.1%, of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

     As of March 1, 2003, the Company and Mr. Blechman entered into a new employment agreement. See "Executive Compensation -- Employment Agreements." In establishing the terms of Mr. Blechman's employment agreement, the Compensation Committee took into account both the position and expertise of Mr. Blechman, as well as the Compensation Committee's understanding of competitive compensation for similarly situated executives. Mr. Blechman's bonus, if any, in respect of fiscal year 2003 will be determined in accordance with the Ross Blechman Employment Agreement.

                                          John G. Danhakl
                                          Jonathan D. Sokoloff

                                AUDIT COMMITTEE

     The Audit Committee is responsible for the review of the Company's auditing, accounting, financial reporting and internal control functions and for the selection of independent auditors. In addition, the Audit Committee monitors the quality of the Company's accounting principles and financial reporting, as well as the independence of, and the non-audit services provided by, the Company's independent auditors.

     The Audit Committee:

     - Reviews and approves the scope of the annual audit and the independent auditors' fees;

     - Meets independently with the Company's internal auditing staff or with any third party carrying out the internal audit function;

     - Reviews the Company's accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit; and

     - Reviews disclosures from the Company's independent accountants regarding Independence Standards Board Standard No. 1.

     During 2002, the Audit Committee consisted of William U. Westerfield, John
G. Danhakl and Leonard Schutzman.

     The Company paid approximately $111,000 for inventory consulting services during the year ended December 31, 2002 to a company in which Leonard Schutzman serves as a director.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors, which consisted of three directors in 2002, reviews the Company's financial reporting process, system of internal controls and accounting and auditing functions. Each of the Audit Committee members satisfies the definition of independent director as established in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Board of Directors adopted a written charter for the Audit Committee, which was filed as an exhibit to Twin's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2001. The Audit Committee recently reviewed and reassessed the adequacy of its charter, particularly in light of the Sarbanes-Oxley Act of 2002 and the related corporate reform initiatives undertaken by the Securities and Exchange Commission and the National Association of Securities Dealers. Although most of the corporate reform initiatives pertinent to the Audit Committee currently are in the form of rule proposals, the Audit Committee recommended, and the Board of Directors adopted, in March 2003, a revised audit committee charter that reflects the spirit and substance of these initiatives. A copy of the revised charter is filed with Twin's definitive proxy statement, of which this report forms a part. Once final rules are adopted, the Audit Committee will further review and, if necessary or appropriate, recommend further modification of its charter. The Audit Committee met 5 times during the year 2002.

     The Audit Committee has reviewed and discussed Twin's annual audited and quarterly consolidated financial statements with management in advance of the public release of operating results and filing of annual or quarterly reports with the U.S. Securities and Exchange Commission. The Audit Committee has discussed with Deloitte & Touche LLP ("Deloitte"), the Company's independent auditors during the year 2002, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

     The Audit Committee received from Deloitte the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte its independence from the Company and the Company's management. The Audit Committee considered whether Deloitte's provision of other non-audit services to the Company is compatible with the auditors' independence.

     Based on the review and discussions noted above, the Audit Committee recommended to the Board and the Board approved that Twin's audited consolidated financial statements be included in the Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                               Submitted by:

                                               Audit Committee
                                             William U. Westerfield, Chairman
                                             John G. Danhakl
                                             Leonard Schutzman

PRINCIPAL ACCOUNTING FIRM FEES

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2002 by the Company's principal accounting firm, Deloitte, which includes Deloitte Consulting, are detailed below.

AUDIT FEES

     Deloitte's fees for the 2002 annual audit and review of interim financial statements were $368,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte did not render any professional services to the Company in 2002 with respect to information systems design and implementation.

ALL OTHER FEES

     Deloitte's fees for all other professional services rendered to the Company during 2002 were $1,098,015, including audit related services for accounting consultations of $40,385 and non-audit services of $1,057,630. Non-audit services include $179,340 of fees for services provided by Deloitte Consulting. Non-audit services related to the consolidation of the Company's manufacturing and distribution facilities, strategic planning and financing matters relating to the Company's revolving credit facility.

                            STOCK PERFORMANCE GRAPH
    The following table depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq
Composite -- U.S. and the Nasdaq Health Index. The table assumes an investment of $100 on November 15, 1996, when the Company's stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.

--------------------------------------------------------------------------------------------------
                                                     TWINLAB         NASDAQ            NASDAQ
                                                   CORPORATION    HEALTH INDEX    COMPOSITE - U.S.
--------------------------------------------------------------------------------------------------
 'Nov 15 96'                                          100.00         100.00            100.00
 'Dec 96'                                             101.06         102.78            102.55
 'Mar 97'                                             112.50          95.97             96.98
 'Jun 97'                                             200.00         107.83            114.75
 'Sept 97'                                            170.63         117.31            134.16
 'Dec 97'                                             206.25         105.45            125.64
 'Mar 98'                                             337.50         115.70            147.05
 'Jun 98'                                             364.06         105.05            151.08
 'Sept 98'                                            213.54          78.90            136.33
 'Dec 98'                                             109.38          89.39            177.16
 'Mar 99'                                              79.21          80.03            198.56
 'Jun 99'                                              71.61          99.79            217.27
 'Sept 99'                                             73.95          73.92            222.54
 'Dec 99'                                              66.14          72.87            327.87
 'Mar 00'                                              59.37          75.75            367.97
 'Jun 00'                                              53.12          77.30            319.92
 'Sept 00'                                             36.45          85.82            294.37
 'Dec 00'                                              14.06          99.91            197.27
 'Mar 01'                                              10.92          90.62            147.76
 'Jun 01'                                              21.50         108.91            174.15
 'Sept 01'                                              9.42         104.09            120.82
 'Dec 01'                                              11.25         106.71            157.06
 'Mar 02'                                              10.25         111.39            148.71
 'June 02'                                              3.67         106.91            118.54
 'Sept 02'                                              2.67          94.06             95.10
 'Dec 02'                                               0.83          91.93            108.49

[STOCK PERFORMANCE GRAPH]

                                                   TWINLAB CORPORATION         NASDAQ HEALTH INDEX       NASDAQ COMPOSITE - U.S.
                                                   -------------------         -------------------       -----------------------
Nov 15 96                                                100.00                      100.00                      100.00
Dec 96                                                   101.06                      102.78                      102.55
Jun 97                                                   200.00                      107.83                      114.75
Dec 97                                                   206.25                      105.45                      125.64
Jun 98                                                   364.06                      105.05                      151.08
Dec 98                                                   109.38                       89.39                      177.16
Jun 99                                                    71.61                       99.79                      217.27
Dec 99                                                    66.14                       72.87                      327.87
Jun 00                                                    53.12                       77.30                      319.92
Dec 00                                                    14.06                       99.91                      197.27
Jun 01                                                    21.50                      108.91                      174.15
Dec 01                                                    11.25                      106.71                      157.06
Mar 02                                                    10.25                      111.39                      148.71
June 02                                                    3.67                      106.91                      118.54
Sept 02                                                    2.67                       94.06                       95.10
Dec 02                                                     0.83                       91.93                      108.49

    The comparisons in the table and on the graph above are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information, as of March 24, 2003, concerning the Common Stock of the Company beneficially owned (i) by each director and nominee of the Company, (ii) by the Named Executive Officers and all executive officers and directors as a group, and (iii) by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable.

                                                                               PERCENT OF
                                                              NUMBER OF          SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                          SHARES(A)     OUTSTANDING(A)(B)
------------------------------------                          ----------    -----------------
Green Equity Investors II, L.P..............................   4,879,999          16.7%
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
John G. Danhakl(c)(d).......................................   4,891,484          16.7%
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
Jonathan D. Sokoloff(c)(d)..................................   4,891,484          16.7%
  c/o Leonard Green & Partners, L.P.
  11111 Santa Monica Boulevard, Suite 2000
  Los Angeles, CA 90025
Brian Blechman..............................................   1,715,496           5.9%
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Dean Blechman(e)............................................   1,716,330           5.9%
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Neil Blechman(f)............................................   1,716,747           5.9%
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Ross Blechman(g)(h).........................................   1,786,347           6.1%
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Steve Blechman(e)...........................................   1,716,330           5.9%
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
William U. Westerfield(i)...................................       9,314             *
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Leonard Schutzman(j)........................................       5,323             *
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788
Stephen L. Welling(k).......................................     152,104             *
  c/o Twin Laboratories Inc.
  150 Motor Parkway
  Hauppauge, NY 11788

                                                                               PERCENT OF
                                                              NUMBER OF          SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                          SHARES(A)     OUTSTANDING(A)(B)
------------------------------------                          ----------    -----------------
Peter A. Wright(l)..........................................   2,405,000           8.2%
  P.A.W. Capital Corp.
  4 Greenwich Office Park, 3rd Floor
  Greenwich, CT 06831
Gabelli Funds Inc. et al.(m)................................   1,499,200           5.1%
  One Corporate Center
  Rye, NY 10580-1435
All executive officers and directors as a group (13           13,757,627          46.5%
  persons)(n)...............................................

---------------
 (a) Does not include an aggregate of 2,092,981 shares of Common Stock issuable upon the exercise of outstanding stock options with a weighted average price of $4.19 per share.

 (b) The percentages shown are based on 29,222,106 shares of Common Stock outstanding on March 24, 2003 plus, as to each entity or group listed, unless otherwise noted, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act as of such date, assuming exercise of options held by such holder that are exercisable within 60 days of the date of this Proxy.

 (c) The shares shown as beneficially owned by Messrs. Danhakl and Sokoloff include 4,879,999 shares owned of record by Green Equity Investors II, L.P. ("GEI"). GEI is a Delaware limited partnership managed by Leonard Green & Partners, L.P. ("LGP"), which is an affiliate of the general partner of GEI. Each of Jonathan D. Sokoloff and John G. Danhakl either directly (whether through ownership interest or position) or through one or more intermediaries, may be deemed to control the voting and disposition of the shares of Common Stock of the Company owned by GEI. As such, Messrs. Sokoloff and Danhakl may be deemed to have shared voting and investment power with respect to all shares held by GEI. However, such individuals disclaim beneficial ownership of the securities held by GEI except to the extent of their respective pecuniary interests therein.

 (d) The shares shown as beneficially owned by each of John G. Danhakl and Jonathan D. Sokoloff each include 7,501 shares subject to options exercisable within 60 days.

 (e) The shares shown as beneficially owned by Dean Blechman and Steve Blechman each include 834 shares of Common Stock beneficially owned by each of their minor children. Dean Blechman and Steve Blechman disclaim beneficial ownership of such shares.

 (f) The shares shown as beneficially owned by Neil Blechman include 1,251 shares of Common Stock owned by his minor children. Neil Blechman disclaims beneficial ownership of such shares.

 (g) The shares shown as beneficially owned by Ross Blechman include 10,851 shares of Common Stock owned by his minor children. Ross Blechman disclaims beneficial ownership of such shares.

 (h) The shares shown as beneficially owned by Ross Blechman include 60,000 shares subject to options exercisable within 60 days.

 (i) The shares shown as beneficially owned by Mr. Westerfield include 5,922 shares subject to options exercisable within 60 days.

 (j) The shares shown as beneficially owned by Mr. Schutzman include 2,501 shares subject to options exercisable within 60 days.

 (k) The shares shown as beneficially owned by Mr. Welling include 123,334 shares subject to options exercisable within 60 days.

 (l) The number of shares owned as of December 31, 2002 according to a statement on Schedule 13G/A filed with the Securities and Exchange Commission as of February 3, 2003.

 (m) The number of shares owned as of January 10, 2001 according to a statement on Schedule 13D filed with the Securities and Exchange Commission as of January 22, 2001. These shares include

     435,000 shares of Common Stock held by Gabelli Funds, LLC, 1,026,700 shares of Common Stock held by GAMCO Investors, Inc., 7,500 shares of Common Stock held by Gabelli International Limited and 30,000 shares of Common Stock held by Gabelli Foundation, Inc.

 (n) Includes the shares referred to in Notes (c), (d), (e), (f), (g), (h), (i),
     (j) and (k) above.

  *  Less than 1%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AND OTHER AGREEMENTS

     The Company has an employment agreement with Ross Blechman and employment arrangements with each of the remaining Executive Officers. The Company also has a Confidentiality, Non-Compete, No Solicitation and Employment-At-Will Agreement with Stephen L. Welling. See "Executive Compensation." The Company entered into Retirement and/or Separation Agreements with Brian Blechman, Dean Blechman, Neil Blechman and Steve Blechman. See "Retirement and Non-Competition Agreements." In addition, the Company is compensating the Blechman Brothers for becoming an obligor under a $15 million letter of credit to support the Company's obligations under a revolving credit facility. See "Executive Compensation."

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has appointed Deloitte & Touche LLP as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that the stockholders vote for ratification of such appointment.

     Your ratification of the selection of Deloitte & Touche LLP as our independent auditors is not required by our By-laws or otherwise. The Sabanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work and independent auditors. The Board of Directors nonetheless is submitting the selection of Deloitte & Touche LLP to you for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if it believes that such a change would be in the best interests of the Company.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements since 1992. The Company has been advised that a representative of Deloitte & Touche LLP shall be present at the Annual Meeting, shall have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's appointment.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                           PROPOSALS BY STOCKHOLDERS

     Any stockholder proposal which is intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 150 Motor Parkway, Hauppauge, NY 11788, Attention: Secretary, by no later than December 23, 2003, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, which meeting the

Company expects will be held in May 2004. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission. Stockholders of the Company who intend to bring business before the meeting outside of the process described in Rule 14a-8 of the Securities Exchange Act, as amended, must also comply with the applicable procedures set forth in the Company's By-laws. Accordingly, written notice must be received by the Company at its principal executive offices not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. If the annual meeting is scheduled to be held on a date more than 30 days before or 60 days after the anniversary date, written notice must be received by the Company on the later of (a) the 75th day prior to the scheduled date of such annual meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. There are additional requirements under the Company's By-laws and the proxy rules to present a proposal, such as continuing to own a minimum number of Twin shares until the annual meeting and appearing in person or by a representative at the meeting to present your proposal. The Company will furnish copies of the By-laws upon written request to the General Counsel's Office at the aforementioned address.

                        2002 ANNUAL REPORT AND FORM 10-K

     A COPY OF THE 2002 ANNUAL REPORT TO STOCKHOLDERS ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CONTAINS DETAILED INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS. THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER A COPY OF THE FORM 10-K, WITHOUT CHARGE, UPON WRITTEN REQUEST TO: TWINLAB CORPORATION, 150 MOTOR PARKWAY, HAUPPAUGE, NY 11788,
ATTENTION: INVESTOR RELATIONS.

                                 OTHER BUSINESS

     The Annual Meeting of Stockholders is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,

                                          /s/ ROSS BLECHMAN
                                          ROSS BLECHMAN
                                          Chairman of the Board

Hauppauge, New York
April 24, 2003

                                   EXHIBIT A

                              TWINLAB CORPORATION

                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of the Company's financial statements, the independent auditors' qualifications and independence, and the performance of the Company's internal audit function and independent auditors. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     The Committee's responsibilities are limited to oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The Company's independent auditors are responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

II.  MEMBERSHIP

     The Committee shall consist of at least three members of the Board who are "independent" and financially literate. One member shall operate as the Chairperson. At least one member will be qualified as a "financial expert," in accordance with SEC guidelines.

III.  MEETINGS AND PROCEDURES

     The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall periodically meet separately, with management, with the internal auditor and with the independent auditors.

     The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee and shall be given full access to the Company's internal auditors, executives, independent auditors and outside counsel.

     The Committee may retain independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate in the performance of any of its functions. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

IV.  POWERS AND RESPONSIBILITIES

  Interaction with the Independent Auditors

     1. Appointment and Oversight. The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditors.

     2. Pre-Approval of Services. Before the Company's independent auditors are engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting.

     3. Independence of Independent Auditors. The Committee shall review the independence and quality control procedures of the independent auditors and the experience and qualifications of the independent auditors' senior personnel that are providing audit services to the Company.

     The Committee shall ensure that the Company's independent auditors prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1.

     The Committee shall confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC.

  Annual Financial Statements and Annual Audit

     4. Meetings with Management, the Independent Auditors and the Internal Auditor.

     (i) The Committee shall meet with management, the independent auditors and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

     (ii) The Committee shall discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles or policies, major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, any analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures or transactions, on the Company's financial statements.

     (iii) The Committee shall review with management and the independent auditors, the Company's annual financial statements prior to distribution to shareholders and filing with the SEC of the Company's related Form 10-K report. The Committee will recommend to the Board whether, based on such review and discussion with the Company's management and independent auditors, such financial statements should be included in the Company's Form 10-K report.

     5.  Separate Meetings with the Independent Auditors.

     (i) The Committee shall discuss with the independent auditors any problems or difficulties the independent auditors may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management's responses to such matters.

     (ii) The Committee shall discuss with the independent auditors the report that such auditors are required to make to the Committee regarding: all accounting policies and practices to be used that the independent auditors identify as critical; all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditors, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and all other material written communications between the independent auditors and management of the Company.

     (iii) The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

  Quarterly Financial Statements

     6. Meetings. The Committee shall review with management, and the independent auditors, interim financial statements and auditors review reports thereon, and related press releases, prior to distribution to shareholders and filing with the SEC of the Company's Report on Form 10-Q.

  Internal Audit

     7. Appointment. The Committee shall review the appointment, replacement or engagement of any person or organization designated to carry out the internal audit function.

     8. Separate Meetings with the Internal Auditor. The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

     9.  The Committee shall review related party transactions.

     10. The Committee shall discuss with management and the independent auditors any correspondence from or with regulators or governmental agencies, any employee or other complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or audit functions. The Committee shall establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

     11. The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements or otherwise warrant the attention of the Committee.

     12. The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

     13. The Committee shall set hiring policies for employees or former employees of the Company's independent auditors.

     14. The Committee shall report regularly to the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

     15. The Committee shall review and discuss reports from the Company's Disclosure Committee regarding the Company's compliance with applicable laws and regulations and the results of examinations conducted by the Disclosure Committee that such Committee determines warrant the attention of the Committee.

     16. The Committee shall meet, at least annually, in separate Executive Sessions with the independent auditors to discuss any matter that the Committee believes should be discussed.

     17. The Committee shall establish procedures, in conjunction with the Company's General Counsel and internal auditor, for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by the Company's employees of any concerns regarding questionable accounting or auditing matters.

     18. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

     19. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

[TWINLAB LOGO]
150 MOTOR PARKWAY, SUITE 210
HAUPPAUGE, NY 11788

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Twinlab Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.







TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
             TWINLAB             KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TWINLAB CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS: To elect the nominees listed below to the Board of Directors
     01)  ROSS BLECHMAN
     02)  BRIAN BLECHMAN
     03)  DEAN BLECHMAN
     04)  NEIL BLECHMAN
     05)  STEVE BLECHMAN
     06)  STEPHEN L. WELLING
     07)  WILLIAM U. WESTERFIELD

     FOR ALL        WITHHOLD ALL        FOR ALL EXCEPT
      [  ]             [  ]                  [  ]

     To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

     ------------------------------------------------------------------

VOTE ON PROPOSAL                                  FOR       AGAINST      ABSTAIN

2.   APPROVAL OF AUDITORS: To ratify the
     appointment of Deloitte & Touche LLP as
     independent auditors for the Company for
     the fiscal year ending December 31, 2003:    [ ]          [ ]          [ ]

3.   In their discretion, the proxies are
     authorized to vote upon any other matters that may properly come before the meeting or any adjournments thereof.

Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report of the Company accompanying the same is hereby acknowledged.

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

                                                       YES       NO
Please indicate if you plan to attend this meeting     [ ]       [ ]


---------------------------------       -----------------
Signature (PLEASE SIGN WITHIN BOX)      Date

---------------------------------       -----------------
Signature (Joint Owners)                Date

--------------------------------------------------------------------------------

                              TWINLAB CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of TWINLAB CORPORATION (the "Company") hereby appoints Ross Blechman and Brian Blechman, and each of them, proxies of the undersigned, with full power of substitution to each, to vote all shares of the Company's common stock, par value $1.00 per share, which the undersigned is entitled to vote at the Company's Annual Meeting to be held at the Media Center located at 150 Motor Parkway, Hauppauge, New York, on the 20th of May, 2003, at 12:00 noon, local time, and at any adjournments thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as stated on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED SHALL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY SHALL BE VOTED FOR ALL NOMINEES LISTED UNDER "ELECTION OF DIRECTORS" AND FOR PROPOSAL 2.



 PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


            (Continued and to be dated and signed on the other side)

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